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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 19, 2000
                Date of Report (Date of earliest event reported)


                            Global TeleSystems, Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                             0-23717                            94-3068423
    (State or other jurisdiction           (Commission File Number)                 (IRS Employer
         of incorporation)                                                       Identification No.)

              4121 Wilson Boulevard
                    8th Floor
               Arlington, VA 22203                                             22203
    (Address of principal executive offices)                                (Zip Code)



                                 (703) 236-3100
              (Registrant's telephone number, including area code)

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Item 5. Other Events

         On September 19, 2000, Global TeleSystems, Inc. (the "Company") announced the resignation of H. Brian Thompson, the Company's Chairman and Chief Executive Officer. Robert J. Amman, the Company's President and Chief Operating Officer, was elected by the Company's Board of Directors to replace Mr. Thompson as Chairman and Chief Executive Officer. The Company's press release announcing such matters is attached hereto as Exhibit 99.1.

         In the press release the Company also announced that, based on current plans, which include a $500 million cash capital program for 2001, in order to be fully-funded through 2001, the Company will require $250 million of additional financing over its existing resources and the proceeds of a $550 million multi-currency bank facility (the "Facility") entered into on July 14, 2000 by an indirect subsidiary, Global TeleSystems Europe Holdings B.V. Of the $550 million under the Facility, $275 million is available currently, of which the borrower has borrowed 100 million Euros. The remaining $275 million will be available when certain licenses and rights of way relating to its network have been transferred to the borrower (collectively, the "Conditions Subsequent"). The Company expects that the Conditions Subsequent will be completed during the time period required by the lenders under the Facility (nine months from entry into the Facility in the case of licenses and rights of way in France and the United Kingdom and six months from entry into the Facility in the case of licenses and rights of way in other countries), but borrowed funds will have to be repaid within 90 days of the expiration of these periods if the Conditions Subsequent are not satisfied.

         In addition, the Company expects that the required $250 million in additional financing could be raised through debt or equity financing (which may be convertible into the Company's common stock) or through the proceeds of the sale of its shares of common stock in Golden Telecom, Inc., a 62%-held subsidiary, which operates in Russia and other countries of the Commonwealth of Independent States, or its 50% interest in Flag Atlantic Limited, which is building a transatlantic fiber optic link between Europe and the United States, or some combination of these alternatives. There can be no assurance that the Company will be successful in satisfying the Conditions Subsequent or in raising the additional $250 million. If the Company is not successful, it expects to evaluate its available strategic options at that time.

         The Company has also determined that, in connection with the migration of certain functions currently based in the United States to Europe, it expects to dispose of its web hosting center that is under construction in Northern Virginia. The functions of the hosting center and accompanying network operation center, which were scheduled to open in the fourth quarter of 2000, will be conducted in Europe.

         This report includes forward-looking statements, which involve risk and uncertainty. We have based these statements on the Company's current expectations about future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things, our need for additional financing, the
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condition of the financial markets, political and regulatory considerations, and the implementation of our business strategy. These forward-looking statements may differ materially from actual events because they involve estimates, assumptions and uncertainties.

Item 7.        Financial Statements and Exhibits.

(c)      Exhibits


Designation                         Description of Exhibit
-----------                         ----------------------

    99.1 Press release announcing resignation of H. Brian Thompson from, and election of Robert J Amman to, the positions of Chairman and Chief Executive Officer.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Global TeleSystems, Inc.
                                             (Registrant)


                                             /s/ Arnold Y. Dean
                                             ------------------
Date:  September 20, 2000                    Arnold Y. Dean
                                             Vice President, Deputy General
                                             Counsel and Assistant Secretary



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Exhibit Index


Designation                        Description of Exhibit
-----------                        ----------------------


   99.1 Press release announcing resignation of H. Brian Thompson from, and election of Robert J Amman to, the positions of Chairman and Chief Executive Officer.